SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Definitive Proxy Statement
/X/	Definitive Additional Materials
/ /	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

NEW FRONTIER MEDIA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/ /	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: Common Stock, par value $.0001 per share

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

/ /	Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

EXPLANATORY NOTE

        New Frontier Media, Inc., a Colorado corporation (the “Company”), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on August 8, 2002 in connection with the solicitation of proxies for electing the board of directors of the Company at the Company’s 2002 annual meeting of shareholders.

THE FOLLOWING RELEASE WAS ISSUED OVER PR NEWSWIRE IN THE MORNING OF AUGUST 8, 2002

For Immediate Release
Contact: Karyn Miller
(303) 444-0900 x 102
kmiller@noof.com

ISS Recommends Vote FOR New Frontier Media, Inc.’s
Slate of Directors -- Company Urges Shareholders to Return
WHITE Proxy Card

Boulder, Colorado, August 8, 2002. NEW FRONTIER MEDIA, INC., (Nasdaq: NOOF) announced today that Institutional Shareholder Services (“ISS”), recognized as the preeminent independent proxy advisor firm, has recommended that New Frontier Media shareholders vote FOR the slate of directors nominated by the Company (the WHITE proxy card), and AGAINST the nominees proposed by Mr. Edward Bonn, a former director and executive of the Company (the “Dissident”).

In its report, issued August 7, 2002, ISS states that “we recommend that shareholders execute their votes using the WHITE card in favor of the management nominees and disregard the dissidents gold card.”

ISS cites several reasons in its report for recommending management’s nominees.

According to the report:

o	“The continued strong performance of the Pay TV division speaks strongly to the success of the incumbent management team in helping the Company succeed in its traditional area of focus.”

o	“Management’s slate of directors . . . includes managers who have experience bridging the gap between adult content and traditional cable and satellite businesses. Both management and the dissidents told ISS that pay television is a relationship business. Mr. Kreloff and his team have a proven track record managing these relationships in the world of adult content.”

o	“The wholesale replacement of the entire incumbent board and management is simply too risky given the nature of the Company’s business and the unique relationships it comprises.”

o	“The incumbent board and management appear overall to have a viable plan for the Company which warrants their continuation in office.”

ISS also criticizes the high cost to the Company’s shareholders if the Dissident’s slate is elected. ISS correctly points out that “the dissidents have stated that if elected, each of their nominees will receive options to purchase 300,000 shares of New Frontier common stock. In total, this amounts to options on 2.1 million shares, representing dilution to existing shareholders of over nine percent. The dissidents point out that two-thirds of such options would vest only upon significant share price appreciation. However, this leaves 100,000 options per director that would be ‘in-the-money’ and exercisable immediately upon grant. Thus, New Frontier shareholders would be diluted by 3.3 percent as the cost of electing dissident directors. In the absence of any compelling reason to remove the incumbents, the incurrence of such a cost is hard to justify.”

Finally, ISS concludes by stating that “In summary, there is little on the performance front to warrant the kind of immediate, wholesale change in management and the board that the dissident group is advocating. The Company’s Pay TV business continues to perform as strongly as ever, and management has a plan for the Internet unit that directly addresses some of the industry factors that appear to be most responsible for the Internet business’ setbacks . . . shareholders should vote in favor of the incumbent directors, thereby allowing management to continue its ongoing strategy to reposition New Frontier for the future.”

Mark Kreloff, Chairman and Chief Executive Officer of New Frontier Media, Inc. said, “We are very pleased that ISS has recognized our efforts to enhance shareholder value and has recommended that shareholders vote for New Frontier’s director nominees.”

New Frontier Media, Inc. continues to urge all shareholders to vote for New Frontier Media’s board nominees on the WHITE proxy card, and to discard the gold proxy card mailed by Edward Bonn. For more information about how to vote the WHITE proxy card FOR New Frontier’s nominees, shareholders can call the Company’s proxy solicitor, D.F. King & Co., Inc. toll-free at 1-800-431-9642.

ABOUT NEW FRONTIER MEDIA, INC.

New Frontier Media, Inc. is a leader in the distributor of adult entertainment via electronic platforms. The Company delivers the most extensive lineup of quality programming over the broadest range of electronic means including cable, satellite, Internet, Broadband and video-on-demand.

The Erotic Networks™, the umbrella brand for the Company’s subscription and pay television subsidiary, provides pay-per-view and subscription TV networks to over 29 million cable, DBS (direct broadcast satellite) and C-band households throughout North America. The Erotic Networks™ include Pleasure™, TeN™, ETC (Erotic Television Clips)™, Extasy™, True Blue™ and X-Cubed™. These networks represent the widest variety of editing standards available and are programmed without duplication to offer the most extensive selection of adult network programming under a single corporate umbrella.

For more information contact Karyn Miller at (303) 444-0900, extension 102, and please visit our web site at www.noof.com.

NEW FRONTIER MEDIA HAS FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION RELATING TO THE SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF NEW FRONTIER MEDIA FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS. NEW FRONTIER MEDIA STRONGLY ADVISES ALL NEW FRONTIER MEDIA SHAREHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. THE DEFINITIVE PROXY STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE PARTICIPANTS IN NEW FRONTIER’S PROXY SOLICITATION IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT FILED ON JULY 24, 2002.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on current expectations, estimates and projections made by management. The Company intends for the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements. All forward-looking statements made in this press release are made as of the date hereof, and the Company assumes no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Please refer to the Company’s Form 10-K and other filings with the SEC for additional information regarding risks and uncertainties, including, but not limited to, the risk factors listed from time to time in such SEC reports. Copies of these filings are available through the SEC’s electronic data gathering analysis and retrieval system (EDGAR) at www.sec.gov.